                                                                    EXHIBIT 4.3A
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                                                                      Note No. 1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("THE COMMISSION"), OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. THIS NOTE MAY NOT BE SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. 9% SUBORDINATED NON-CONVERTIBLE PROMISSORY NOTE DUE
JANUARY 31, 1999

$___________ U.S.                                    April 18, 1997

          UNIVERSAL TRADING TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to the order of _______________ ________________________ at _________________________________ or
at the offices of the Company, the sum of $_________ U.S. on JANUARY 31, 1999 with interest from the date hereof on the unpaid principal hereof until maturity (whether as stated or by acceleration), according to the tenor hereof, at a rate of 9% per annum (and after such maturity or demand at a rate per annum equal to 9%) until such principal is paid in full. Interest shall be payable annually in arrears on JANUARY 31, 1998 and on JANUARY 31, 1999 or upon the earlier of the prepayment or due date of the note. Interest shall be calculated on the basis of a 360-day year for actual days elapsed. This note is one of a series of 9% subordinated non-convertible promissory notes that have been delivered to investors in a Private Placement by the Company, all of which notes are hereinafter referred to as the "Notes". The Notes are direct, unsecured obligations of the Company.

          The Company for itself, its successors and assigns, covenants and agrees, and each holder of the Notes, by his acceptance hereof, likewise covenants and agrees, that the payment of the principal of, premium (if any) and interest on, the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all "Senior Indebtedness," as that term is herein defined.

          In case of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company:

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment thereof in full, including all principal, premium, if any, and interest, or provision shall be made for such payment before the holders of the Notes receive any payment upon the principal of, premium, if any, or interest on, indebtedness evidenced by the Notes;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled except for the subordination provisions hereof shall be paid and/or delivered by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of amounts remaining unpaid on account of the Senior Indebtedness held or represented by each to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness; and

          (c) in the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holders of the Notes before all Senior Indebtedness is paid in full or provision is made for such payment, such payment or distribution shall be held in trust for the benefit of and promptly paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

          Upon the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the unpaid principal of, premium, if any, and interest on the Notes shall be paid in full. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes. The subordination provisions of the Notes are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Nothing contained herein is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law upon default under the Notes, subject to the rights, if any, under the subordination provisions of the Notes of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in the subordination provisions of the Notes, the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the subordination provisions of the Notes.

          No payments on account of principal, premium, if any, or interest on the Notes, shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. No payments on account of principal, premium, if any, or interest on the Notes, shall be made if: (i) at the time of such payment or immediately after giving effect thereto, there shall exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness is issued, any default or any condition, event or act, which with notice or lapse of time, or both, would constitute a default, or (ii) the Company shall have received from any holder of Senior Indebtedness or the representative of a holder of Senior Indebtedness written notice of the existence of any default or any condition, event or act, which, with notice or lapse of time, or both, would constitute a default, or which would preclude the making of any payment by the Company with respect to the principal, premium, if any, or interest on the Notes; in any such case unless and until such default shall have been cured or waived or shall have ceased to exist.

          Nothing contained in the subordination provisions of the Notes, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any such insolvency, bankruptcy, dissolution, winding up, liquidation or reorganization proceedings, and except during the continuance of any default specified in the immediately preceding paragraph (not cured or waived), payments at any time of principal of, and premium or interest on, the Notes.

          The term "Senior Indebtedness" shall mean the principal of, and premium (if any) on, and interest on all indebtedness of the Company (other than the Notes), whether outstanding on the date of the Notes or hereafter created for money borrowed by the Company or other monetary obligations of the Company (whether the same be evidenced by debentures or notes (other than the Notes) or evidenced by a letter of credit, loan agreement or an indenture or similar instrument) from, owing to, or guaranteed to, banks, trust companies, leasing companies, insurance companies or other institutional lenders and any renewal, extension refunding, amendment or modifications of any such Senior Indebtedness, including without limitation of the foregoing, purchase money mortgages, mortgages made or given or guaranteed by the Company as mortgagor or guarantor, and assumed or guaranteed mortgages, upon property, but excluding any indebtedness to trade creditors or suppliers on open account for work, labor, services and materials and excluding any indebtedness which by the terms of the instrument creating or evidencing the same is stated to be not superior in right of payment to the Notes. During the continuation of any default in the payment of principal or interest on any Senior Indebtedness, no payment of principal or interest may be made by the Company on the Notes. The Notes contain no limitation on the amount of additional Senior Indebtedness or other indebtedness that may be issued or incurred. However, the Company will not in the future until the Notes have been repaid in full incur indebtedness that is senior to the Notes other than Senior Indebtedness; provided, however, that nothing shall prohibit the Company from incurring secured indebtedness.

          The transferability of the Notes is restricted under the Federal and state securities laws.

          NO SALE, OFFER TO SELL OR TRANSFER OF THE NOTES SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SUCH ACT IS THEN IN FACT APPLICABLE TO SUCH TRANSFER.
THE NOTES ARE NOT CONVERTIBLE INTO OTHER SECURITIES OF THE COMPANY.

                                   ARTICLE I

                                   REDEMPTION

          1.1 Subject to the subordination provisions of the Notes, the Company may, at its option, redeem the Notes in whole and not in part, at 100% of the face value of the Notes plus accrued and unpaid interest to such date by giving written notice to the holders of the Notes to that effect at least 30 calendar days prior to the redemption date.

          Notice of redemption to the holders of the Notes shall be mailed by the Company by first class mail, postage prepaid, at least 30 and not more than 60 days prior to the redemption date, to the holders of Notes, at their last addresses as they shall appear in the books of Registration, but failure of a Note holder to receive such notice shall not affect the validity of the proceedings for the redemption of any of the Notes.

          1.2 Upon the giving of notice of redemption as above provided, the Notes shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall make default in the payment of such Notes at the redemption), interest on the Notes so called for redemption shall cease to accrue and such Notes shall be deemed not to be outstanding.

          1.3 Upon the completion by the Company of a private placement or public offering wherein the Company receives gross proceeds of at least $10,000,000 U.S. in any one transaction, the Company will promptly notify its noteholders that it will redeem the Notes at 100% of the face amount of the Notes plus accrued and unpaid interest. Such notice will provide for the redemption of the Notes six months after the completion of such offering.

                                  ARTICLE II

                                 VOTING RIGHTS

          2.1 The holders of the Notes shall not be entitled to notice of any stockholders' meetings or possess any right to vote upon the election of directors or upon any other matter.

                                  ARTICLE III

                                    DEFAULT

          3.1 Except as expressly provided herein, the Company waives protest, demand for payment and notice of default for non-payment.

          3.2. The holders of not less than 50% by amount of the Notes may consent to change any terms covering the Notes except those terms relating to interest rate, payment dates and maturity date which may be changed only by unanimous consent of the Note holders.

          The holders of not less than fifty (50%) percent of the principal amount of the Notes by notice in writing sent by registered mail to the Company may declare the principal amount of all the Notes to be forthwith due and payable, and upon any such declaration the same shall become immediately due and payable, in the following events:

          (a) If default shall be made in the payment of any installment of interest on any of the Notes when and as the same shall become due and payable, as herein provided, after allowance for a grace period of fifteen (15) days and such default shall continue for a period of an additional fifteen (15) days after written notice is received by the Company from the Note holders; or

          (b) If default shall be made in the payment of the principal of any of the Notes when and as the same shall become due and payable; or

          (c) If the Company shall institute proceedings for voluntary bankruptcy, or shall apply for or consent to the appointment of a receiver for itself or any of its property, or shall make an assignment for the benefit of its creditors, or shall go into voluntary liquidation or be dissolved, or shall admit in writing its inability to pay its debts generally as they mature, or shall institute proceedings for reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy, insolvency or other applicable law, or shall file an answer in any such proceedings against it joining in seeking such relief or not objecting thereto; or

          (d) If an order, judgment or decree shall have been made for the appointment of a receiver of the Company or of a substantial part of its property, or approving a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Company under any bankruptcy, insolvency or other applicable law, or adjudging the Company to be bankrupt or insolvent, and such order, judgment or decree shall remain in force for sixty
(60) days without any stay thereof; or

          (e) If one or more judgments, decrees or orders for the payment of money in excess of $100,000 U.S. in the aggregate shall be rendered against the Company and/or its subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

                                   ARTICLE IV

                                 MISCELLANEOUS

          4.1 Time for payment extended by law shall be included in computation of interest.

          4.2 The Notes shall be governed by and construed in accordance with laws of the State of New York.

          4.3 No recourse shall be had for the payment of the principal of, or interest on, the Notes, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          4.4 The Company is prohibited from declaring any cash dividends prior to payment in full of the Notes.

          4.5 Notwithstanding anything contained herein to the contrary, the Notes may not be disposed of except in compliance with all applicable federal and state securities laws. In this respect, before selling or otherwise disposing of any Notes, the holder of such Notes shall give five business days prior written notice to the Company of his intention to do so. The notice by the holder shall specify the Notes proposed to be sold or otherwise disposed of and describe in reasonable detail the amount of the proposed sale or other disposition and shall be accompanied by an opinion (in form and substance reasonably satisfactory to the Company's counsel) of the holder's securities counsel addressed to the Company as to whether the proposed sale or other disposition may be effected without the filing of a Registration Statement under the Securities Act of 1933, as amended (the "Act"), covering the Notes proposed to be sold or otherwise disposed of. If in the opinion of such counsel, and of counsel for the Company, no such registration action is necessary, the holder may sell or otherwise of dispose of such Notes in the manner described by him in the notice given to the Company. (Copies of any documents which the holder or his counsel files with the Securities and Exchange Commission regarding the sale or other disposition will immediately be provided by him or his counsel to the Company.) If, in the opinion of counsel for the Company registration of such Notes under the Act is necessary, no such sale or other disposition may be effected.

          The holder of the Notes may not sell or otherwise transfer the Notes without the transferee agreeing to be bound by the provisions of the Subscription Agreement pursuant to which the holder of the Notes is bound. A copy of such Subscription Agreement may be obtained from the Company at its principal executive offices.

                              UNIVERSAL TRADING TECHNOLOGIES
                              CORPORATION


                              By:_____________________________
                                 Robert A. Eprile, President